AMENDMENT NO. 1 TO
                  LICENSE AND MATERIALS PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 TO LICENSE AND MATERIALS PURCHASE AGREEMENT ("Amendment No. 1") is made and entered into effective the 1st day of October, 2001, by and between Millennium Plastics Corporation, a Nevada corporation (referred to herein as "Millennium"), and T-PLEX TECHNOLOGIES, a Nevada corporation ("Licensee").

                                  RECITALS

      A. Millennium and Licensee entered into a license and materials purchase agreement on January 24, 2001 (the "Agreement") providing for the exclusive license under Millennium's SolplaxT Technology for use in T-PlexT, a plastic stretch film to be utilized for protecting fully assembled vehicles while being transported;

      B. The Agreement term is for three (3) years beginning on the date of the execution of the Agreement, January 24, 2001;

     C. Due to an exceedingly long registration process with the Securities and Exchange Commission (the "Registration"), Licensee has been unable to commence actual operations and begin to use the license;

      D. Under the terms of the Agreement, Licensee is required to commence sales within twelve months of the date of the Agreement;

     E. Millennium and Licensee desire to amend the Agreement to modify the date on which the term of the Agreement will begin and the date within which Licensee is to commence sales; and

      F. Millennium and Licensee desire to amend the Agreement pursuant to this Amendment No. 1.

      NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1. Term; Effective Date: The term of the license granted under the Agreement shall commence as of the date the Registration is declared effective by the Securities and Exchange Commission (the "Effective Date") and continue for a three (3) year term.

2. Commencement of Sales: Section 6.3.2 of the Agreement shall be amended to read as follows:

          6.3.2 Should Licensee fail to commence sales of Licensed Tools within twelve (12) months from the Effective Date of this Agreement, Millennium shall have the option to convert the license hereunder to a non-exclusive license upon sixty (60) days prior written notice to Licensee.

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      3.    Other than as specifically provided in this Amendment No. 1,  all other provisions of the Agreement shall remain in full force and effect, the Agreement as amended by this Amendment No. 1 constituting the sole and entire agreement between the parties as to the matters contained herein, and superseding any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

"Millennium"                     "Licensee"

Millennium Plastics Corporation  T-Plex Technologies


By: /s/ Paul Branagan           By:/s/ Ronald Robker
_______________________________  _________________________________
Paul Branagan, President         Ronald Robker, President